Exhibit 99.1
FOR IMMEDIATE RELEASE

APPLETON ANNOUNCES EXTENSION OF CONSENT DATE FOR PRIVATE EXCHANGE OFFERS
AND CONSENT SOLICITATIONS AND RECEIPT OF
APPROXIMATELY 82% OF SENIOR NOTES AND 77% OF SENIOR SUBORDINATED NOTES

(Appleton, Wis., September 1, 2009) Appleton Papers Inc. announced today that it is extending the consent date for its previously announced private offers to exchange its outstanding 8.125% Senior Notes due 2011 (the “senior notes”) and 9.75% Senior Subordinated Notes due 2014 (the “senior subordinated notes,” and together with the senior notes, the “old notes”) for new 11.25% Second Lien Notes due 2015 (the “new notes”).

As extended, the consent date for the exchange offers and consent solicitations will be 5:00 p.m., New York City time, on September 8, 2009, unless further extended. The expiration date for the exchange offers and consent solicitations remains 12:00 midnight, New York City time, on September 15, 2009, unless extended.

The terms and conditions of the exchange offers and consent solicitations are described in the Offering Circular and related Letter of Transmittal and Consent, dated August 18, 2009. Except as noted herein, the terms and conditions of the exchange offers and consent solicitations remain unchanged. All holders of old notes who have previously tendered old notes and delivered related consents do not need to retender such old notes or redeliver such related consents or take any other action in response to this extension. Other qualified holders of old notes may use the materials previously distributed to them for purposes of tendering old notes and delivering related consents.

It is a condition to consummation of the exchange offer for the senior notes that there have been validly tendered by the expiration date (and not validly withdrawn) senior notes representing at least 80% of the outstanding aggregate principal amount of such senior notes. It is a condition to consummation of the exchange offer for the senior subordinated notes that there have been validly tendered by the expiration date (and not validly withdrawn) senior subordinated notes representing at least 70% of the outstanding aggregate principal amount of such senior subordinated notes. As of 5:00 p.m., New York City time, on August 31, 2009, Appleton had received tenders of old notes representing approximately 82% of the outstanding aggregate principal amount of the senior notes and approximately 77% of the outstanding aggregate principal amount of the senior subordinated notes.

The new notes have not been and will not be registered under the Securities Act or any state securities laws, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer.

The exchange offers and consent solicitations are being made only to qualified institutional buyers and accredited investors inside the United States and to certain non-U.S. investors located outside the United States that have completed and returned a related letter of representations.

This press release is neither an offer to sell nor the solicitation of an offer to buy any security. This announcement is also not a solicitation of consents to the proposed amendments to the indentures governing the old notes. No recommendation is made as to whether holders of old notes should tender such old notes and deliver related consents in the exchange offers and consent solicitations.

Media Contact: Bill Van Den Brandt
                Manager, Corporate Communications 920-991-8613
                bvandenbrandt@appletonideas.com

Notice regarding forward-looking statements
This news release contains forward-looking statements. The words “will,” “may,” “should,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” “seek” or similar expressions are intended to identify forward-looking statements. All statements in this news release, other than statements of historical fact, including statements regarding the potential terms of the exchange offers, amendmentsand new notes described, are forward-looking statements. The potential transactions described in this press release may not occur on the terms described, or at all. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside Appleton’s control that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the factors listed under “Item 1A - Risk Factors” in the Annual Report on Form 10- K for the year ended January 3, 2009, as well as in the Quarterly Report on Form 10-Q for the current quarter ended July 5, 2009. Many of these factors are beyond Appleton’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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